Exhibit 99.1

Alcoa Corporation Annual Cash Incentive

Compensation Plan (as Amended and Restated)

1. Purpose of this Plan.

This Alcoa Corporation Annual Incentive Plan is intended to attract, retain, motivate and reward Participants by providing them with the opportunity to earn annual incentive compensation under this Plan related to the Company’s performance.

2. Definitions.

For purposes of this Plan, the following terms shall be defined as follows:

(a)	“Alcoa Corporation” means Alcoa Corporation and its successors or assigns.

(b)	“Award” means cash incentive compensation earned under this Plan pursuant to Section 4 of this Plan.

(c)	“Board of Directors” means the Board of Directors of Alcoa Corporation.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(e)	“Committee” means the Compensation and Benefits Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer this Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of this Plan; provided, however, that with respect to Awards and payments of Awards hereunder that are intended to be Performance-based Compensation, the Committee shall be comprised solely of two or more outside directors within the meaning of Treasury Regulation Section 1.162-27(e); provided further, however, that with respect to Awards that are not intended to be Performance-based Compensation, the powers and authority of the Committee under this Plan may be delegated to the Company’s Chief Executive Officer or other employee(s) and, in connection therewith, all references to the Committee in this Plan shall be deemed references to the Company’s Chief Executive Officer or such employee(s) as it relates to those aspects of this Plan that have been so delegated.

(f)	“Company” means Alcoa Corporation and all of its Subsidiaries, collectively.

(g)	“Covered Employee” means an employee of the Company who is a “covered employee under Section 162(m) of the Code.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)	“Participant” means, with respect to each Performance Period, each officer or key employee of the Company or its Subsidiaries selected by the Committee to participate in this Plan for such period.

(j)	“Performance-based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m).

(k)	“Performance Measures” means the goal(s) (or combined goal(s)), which may or may not be related to Performance-based Compensation, as determined by the Committee to be applicable to a Participant’s Award. As determined by the Committee, the Performance Measures applicable to an Award may be described in terms of Company-wide objectives and/or objectives that are related to the performance of an individual Participant or of a Subsidiary or division in which the Participant is employed or be established relative to a comparison with other corporations or an external index or indicator, or relative to a comparison with performance in a prior period, as the Committee deems appropriate. Performance Measures may differ among Participants and Awards.

(l)	“Performance Period” means a fiscal year of the Company or such shorter period as may be designated by the Committee with respect to an Award.

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(m)	“Plan” means this Alcoa Corporation Annual Cash Incentive Compensation Plan, as may be amended from time to time.

(n)	“Retirement” means either (i) a termination of employment in which there is a right to immediate payment of a pension benefit under the normal or early retirement provisions (excluding any deferred vested pension) of any Company sponsored defined benefit retirement plan or (ii) in the case of a Company sponsored defined contribution savings plan, the earliest of age 55 with 10 years of service or age 65, unless a different normal or early retirement age is otherwise specified in the plan. If there is no Company sponsored defined benefit or defined contribution pension plan, the retirement definition of any applicable governmental retirement plan in the applicable country will govern. Any Award that may become payable in connection with Retirement shall remain subject to clawback as set forth in Section 8(k).

(o)	“Section 162(m)” means Section 162(m) of the Code.

(p)	“Section 409A” means Section 409A of the Code.

(q)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

3. Administration.

(a)	Power and Authority of the Committee. This Plan shall be administered by the Committee which shall have full power and authority:

(i)	to designate each Performance Period;

(ii)	to establish the Performance Measures for each Performance Period and to determine whether and to what extent such Performance Measures have been reached;

(iii)	to determine at any time the cash amount payable with respect to an Award;

(iv)	to prescribe, amend and rescind rules and procedures relating to this Plan;

(v)	subject to the provisions of this Plan and Section 162(m), to delegate to one or more officers, a subcommittee of the Committee or other members of the Board of Directors of the Company some of its authority under this Plan and, for such purposes, the delegates shall have the same authority of the Committee hereunder;

(vi)	to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of this Plan and to rely upon any opinion or computation received therefrom;

(vii)	to amend, modify, or cancel any Award, and authorize the exchange, substitution, or replacement of Awards; and

(viii)	to make all determinations, and to formulate such procedures, as may be necessary or advisable in the opinion of the Committee for the administration of this Plan.

Subject to the provisions of this Plan, the Committee will have the authority and discretion to determine the extent to which Awards under this Plan will be structured to conform to the requirements applicable to Performance-based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to the applicable requirements relating thereto. Notwithstanding any provision of this Plan to the contrary, if an award under this Plan is intended to qualify as Performance-based Compensation, and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(b)	Plan Construction and Interpretation. The Committee shall have full power and authority to construe and interpret this Plan and to correct any defect or omission, or reconcile any inconsistency, in this Plan or any Award.

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(c)	Determinations of Committee Final and Binding. All determinations by the Committee and its delegates in carrying out and administering this Plan and in construing and interpreting this Plan shall be made in the Committee’s and its delegates’ sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein. The Committee’s and its delegates’ decisions regarding the amount of each Award need not be consistent among Participants.

(d)	Liability of Committee. No member of the Committee (or its delegates) shall be liable for any action or determination made in good faith with respect to this Plan or any Award, and the members of the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation or its Bylaws, as applicable, in each case as amended and in effect from time to time. In the performance of its responsibilities with respect to this Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers and employees, the Company’s accountants, the Company’s legal counsel or any other person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon any such advice.

4. Awards.

(a)	Performance Measures. With respect to Awards that are intended to be Performance-based Compensation, no later than 90 days after the beginning of the relevant Performance Period or, if the Performance Period is less than one year, the date on which 25% of the Performance Period elapses, or such earlier or later date as may be required or permitted by Section 162(m), the Committee shall (i) designate each Participant for the Performance Period, (ii) establish in writing specific performance targets related to the applicable Performance Measures and the incentive amount which may be earned for the Performance Period by each Participant with sufficient specificity to satisfy the requirements of Section 162(m), and (iii) specify the relationship between the Performance Measures and the amount of incentive compensation to be earned by each Participant for the Performance Period. The Committee has the discretion to structure Awards in any manner it deems advisable, including, but not limited to, specifying that the Award may become payable in the event of death, disability, Retirement or a change in ownership or control to the extent permissible under Section 162(m). The Committee may also structure Awards intended to be Performance-based Compensation as an allocation of a Section 162(m) cash bonus pool to those Participants who are bonus pool Participants for the applicable Performance Period, which cash bonus pool shall be determined based upon the level of achievement of one or more specific performance targets related to the applicable Performance Measures, provided that the (i) the aggregate of such allocations do not exceed more than 100% of the Section 162(m) pool and (ii) no payment(s) to a Participant exceed the maximum individual amount limit set forth in Section 4(f).

(b)

Performance Measures for Performance-based Compensation. With respect to Awards that are intended to be Performance-based Compensation, the Performance Measures established by the Committee must be based on any one or combination of the following: (i) earnings, including operating income, earnings before or after taxes, and earnings before or after interest, taxes, depreciation, and amortization; (ii) book value per share; (iii) pre-tax income, after-tax income, income from continuing operations, or after tax operating income; (iv) operating profit or improvements thereto; (v) earnings per common share (basic or diluted) or improvement thereto; (vi) return on assets (net or gross); (vii) return on capital; (viii) return on invested capital; (ix) sales, revenues or returns on sales or revenues or growth in sales, revenues or returns on sales or revenues; (x) share price appreciation; (xi) total stockholder return; (xii) cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), improvements in cash on hand, reduction of debt, improvements in the capital structure of the Company including debt to capital ratios; (xiii) implementation or completion of critical projects or processes; (xiv) economic profit, economic value added or created; (xv) cumulative earnings per share growth; (xvi) achievement of cost reduction goals; (xvii) return on stockholders’ equity; (xviii) total stockholders’ return improvement or relative performance as compared with other selected companies or as compared with Company, Subsidiary, division or business unit history; (xix) reduction of days working capital, working capital or inventory; (xx) operating margin or profit margin or growth thereof; (xxi) cost targets, reductions and savings, productivity and efficiencies; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction (including

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improvements in product quality and delivery), employee satisfaction, human resources management including improvements in diversity representation, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xxiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, technology and best practice sharing within the Company, and the completion of other corporate goals or transactions; (xxiv) the achievement of sustainability measures, community engagement measures or environmental, health or safety goals of the Company or the Subsidiary, division or business unit of the Company for or within which the Participant is primarily employed; (xxv) improvement in performance against competition benchmarks approved by the Committee; or (xxvi) improvements in audit and compliance measures.

(c)	Pre-established Adjustments to Performance Measures for Performance-based Compensation. In setting the Performance Measures with respect to Awards that are intended to be Performance-based Compensation within the period prescribed in Section 4(a), the Committee may provide for any event(s) or occurrence(s) which the Committee determines should be included or excluded, as appropriate, for purposes of calculating the applicable Performance Measures, including, but not limited to: (i) restructuring, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any other unusual, infrequently occurring, nonrecurring or non-core items; (ii) the aggregate impact of accounting changes, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in the Company’s Annual Report on Form 10-K for the applicable year; (iii) foreign exchange gains or losses, currency fluctuations or prices of aluminum or alumina, (iv) regional premiums, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, non-cash interest expense, capital charges, or payments of bonuses or other financial and general and administrative expenses, (vi) environmental or litigation reserve adjustments, litigation or claim judgments or settlements, (vii) any adjustments for other unusual or infrequently occurring items, discrete tax items, strike and/or strike preparation costs, business interruption, curtailments, natural disasters, force majeure events, or (viii) mark to market gains or losses. Any such inclusion(s) or exclusion(s) shall be prescribed in a form that meets the requirements for deductibility under Section 162(m), and no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m).

(d)	Determination of Award. Following the completion of each Performance Period and prior to payment of any Award, the Committee shall certify in writing whether and the extent to which the applicable Performance Measures as to Performance-based Compensation have been achieved for such Performance Period and the amount of the Award, if any, to the extent required by Section 162(m) of the Code, and pursuant to this Section 4, earned by Participants for such Performance Period. In determining the amount of the Award earned by a Participant for a given Performance Period with respect to Performance-based Compensation, the Committee may, in its discretion, reduce or eliminate, the amount that would otherwise be payable based on the certified level of attained performance of the Performance Measure(s) relating to qualifying the Award as Performance-based Compensation. In exercising such discretion, the Committee may utilize any such objective or subjective criteria as the Committee deems appropriate in its sole and absolute discretion.

(e)	Payment of Awards. Awards shall be paid to the Participant as soon as administratively practicable following the end of the Performance Period, but in any event, no later than two and one-half months following the end of such Performance Period or the calendar year in which the Award is no longer subject to a “substantial risk of forfeiture” (within the meaning of Section 409A), unless deferred as described in Section 5 of this Plan. Awards will be paid in cash as determined by the Committee. Payment of Awards may be subject to such vesting, forfeiture, transfer or such other restrictions (or any combination thereof) as the Committee shall specify.

(f)	Maximum Amount. The maximum amount of any Award(s) that may be paid under this Plan to a Covered Employee for any one fiscal year period of Alcoa Corporation shall be $9,000,000.

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5. Deferral.

Subject to applicable laws, including, without limitation, Section 409A, the Committee may (i) require the mandatory deferral of some or all of an Award on terms established by the Committee or (ii) permit a Participant to elect to defer a portion of an Award in accordance with the terms established under the Alcoa USA Corp. Deferred Compensation Plan as the same may be amended, or under any successor plan.

6. Effective Date.

This Plan became effective on November 1, 2016. This Plan, as amended and restated, becomes effective upon approval of this Plan at the Company’s Annual Meeting of Stockholders to be held on May 10, 2017 (or such other date upon which the Company’s stockholders approve this Plan, the “Annual Meeting”). If this Plan, as amended and restated, is not so approved, then this Plan, as in effect immediately prior to such Annual Meeting, shall remain in effect.

7. Amendment and Termination.

Subject to applicable laws, rules and regulations, the Board of Directors or the Committee may at any time amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall be effective without approval by the stockholders of Alcoa Corporation to the extent necessary to comply with applicable laws, including to continue to qualify the amounts payable hereunder as Performance-based Compensation.

8. Miscellaneous.

(a)	Tax Withholding. The Company shall have the right to deduct from all cash payments made to a Participant, or, if deemed necessary by the Company, from wages or other cash compensation paid to the Participant by the Company, any applicable taxes (including social contributions or similar payments) required to be withheld with respect to such payments.

(b)	No Rights to Awards or Employment. This Plan is not a contract between the Company and a Participant. No Participant shall have any claim or right to receive Awards under this Plan. Nothing in this Plan shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees, in accordance with the laws of the applicable jurisdiction, at any time, with or without cause, including, without limitation, any individual who is then a Participant in this Plan.

(c)

Section 409A. The Company intends that this Plan and each Award granted hereunder that is subject to Section 409A shall comply with (or be exempt from) Section 409A and that this Plan shall be interpreted, operated and administered accordingly. If an Award is subject to Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a key employee (as defined below for this purpose) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A. If any provision of this Plan contravenes any regulations or guidance promulgated under Section 409A or could cause any Award to be subject to taxes, interest or penalties under Section 409A, the Board of Directors or the Committee may, in its sole discretion, modify this Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A, and/or (c) maintain, to the maximum

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extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. Neither the Board of Directors nor the Committee is obligated to modify this Plan and there is no guarantee that any payments will be exempt from interest and penalties under Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A. Moreover, any discretionary authority that the Board of Directors or the Committee may have pursuant to this Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A. Although the Company, the Board of Directors and the Committee may attempt to avoid adverse tax treatment under Section 409A, none of them makes any representation to that effect and each of them expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

(d)	Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company’s other compensation and benefit plans and programs, including without limitation any equity plan or bonus plan, program or arrangement.

(e)	No Limitation on Corporate Actions. Nothing contained in this Plan shall be construed to prevent the Company from taking or not taking any corporate action, whether or not such action could have an adverse effect on any Awards made under this Plan. No Participant, beneficiary or other person shall have any claim against the Company, Alcoa Corporation, or any Subsidiary as a result of any such action.

(f)	Unfunded Plan. This Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver payment in cash, with respect to Awards hereunder.

(g)	Non-Transferability. Except as set forth in Section 8(h) herein, no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber or dispose of the Participant’s interest under this Plan.

(h)	Designation of Beneficiary. Unless otherwise provided by the Committee (or its delegate), a Participant may designate a beneficiary or beneficiaries to receive any payments which may be made following the Participant’s death in accordance with the Company’s policies as in effect from time to time. If a Participant does not designate a beneficiary, or the designated beneficiary or beneficiaries predeceases the Participant, any payments which may be made following the Participant’s death shall be made to the Participant’s estate.

(i)	Severability. If any provision of this Plan is held unenforceable, the remainder of this Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in this Plan.

(j)	Expenses. The costs and expenses of administering this Plan shall be borne by the Company.

(k)

Clawback. Notwithstanding any other provision of this Plan to the contrary, in accordance with the Company’s Corporate Governance Guidelines, if the Board of Directors learns of any misconduct by an executive officer that contributed to the Company having to restate all or a portion of its financial statements, the Board of Directors will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of Awards (or the value of Awards) previously granted to the executive officer if: (i) the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (iii) the amount of the Award had the financial results been properly reported would have been lower than the amount actually awarded. Furthermore, all Awards shall be subject to the terms and conditions, if applicable, of any other recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, recoupment requirements imposed pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002, or any regulations promulgated thereunder, or recoupment requirements under the laws of any other jurisdiction. By accepting

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Awards under this Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under this Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under this Plan from a Participant’s accounts, or pending or future compensation or Awards.

(l)	Governing Law. This Plan and all actions taken thereunder shall be governed by and construed in accordance with and governed by the laws of the State of Delaware. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), this Plan will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist).

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